UNITED STATES
SECURITIES AND EXCHANGE COMMSSION
Washington, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ABRAXAS PETROLEUM CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

April 1, 2011

Dear Stockholders:

You are invited to attend the 2011 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Thursday, May 5, 2011, at 10:00 a.m., local time, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

Whether or not you expect to attend the annual meeting, it is important that you vote your shares.  We are offering multiple options for voting your shares.  All holders may vote their shares by mail or written ballot at the annual meeting.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  In order to vote your shares by mail, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.

Thank you for your continued support of Abraxas Petroleum Corporation.

Robert L.G. Watson
Chairman of the Board, President,
and Chief Executive Officer

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258

(210) 490-4788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2011

To the Stockholders of Abraxas Petroleum Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation (“Abraxas”) will be held at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, on Thursday, May 5, 2011, at 10:00 a.m., local time, for the following purposes:

(1)	To elect as directors to the Abraxas Board of Directors the three nominees named below for a term of three years:

●	C. Scott Bartlett, Jr.

●	Ralph F. Cox

●	Dennis E. Logue

(2)	To ratify the appointment of BDO USA, LLP as Abraxas’ independent registered public accounting firm for the year ending December 31, 2011;

(3)	To approve, by advisory vote, a resolution on executive compensation;

(4)	To recommend, by advisory vote, the frequency of future advisory votes on executive compensation; and

(5)	To transact any other business that has been properly brought before the meeting in accordance with the provisions of the Company’s Amended and Restated Bylaws.

Our Board recommends that you vote FOR Proposals 1, 2 and 3 and for three (3) years for Proposal 4.

We invite you to attend the annual meeting in person.  Whether or not you expect to attend the annual meeting, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares of Abraxas common stock in person.

The Board of Directors has fixed the close of business on March 28, 2011 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
April 1, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 5, 2011

This proxy statement and our 2010 Annual Report on Form 10-K are available at www.abraxaspetroleum.com/proxy, which does not have “cookies” that identify visitors to the site.

ABRAXAS PETROLEUM CORPORATION

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

PROXY STATEMENT

_______________________

The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2011 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 5, 2011, at the Petroleum Club of San Antonio, located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, and at any adjournment thereof.  This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 1, 2011.  For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting during regular business hours at Abraxas’ executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

The Board of Directors has fixed the close of business on March 28, 2011 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting.  Only holders of common stock as of the record date are entitled to vote at the annual meeting.  As of the record date, there were 91,670,093 shares of Abraxas common stock outstanding, which were held by approximately 1,197 holders of record.  Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares.  A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under New York Stock Exchange rules.  Proposal 1 (election of directors) is not considered a routine matter under New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on that item.  A broker non-vote may also occur if your broker fails to vote your shares for any reason.  Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on that item.  Proposals 3 (say on pay) and 4 (frequency of say on pay) are advisory matters and your bank or broker does not have discretionary authority to vote your shares held in street name on those items.

Important Information Regarding Voting Instructions:  Under the rules of the New York Stock Exchange, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.”  In such cases, the absence of voting instructions results in a “broker non-vote.”  Broker non-voted shares count toward achieving a quorum requirement for the annual meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected.  The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.  Since Proposals 1, 3 and 4 are non-routine matters, broker non-voted shares will not count as votes cast to affect the determination of whether they are approved or rejected.  Therefore, it is important that you provide voting instructions to your broker.

Votes Required

The votes required for each proposal is as follows:

Election of Directors.  The nominees for director who receive the most votes will be elected.  Therefore, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors. To be elected, each director must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) at the meeting.  Non-votes are not considered votes cast “for” or “against” this proposal and will have no effect on the approval to elect directors.

Appointment of Independent Registered Public Accounting Firm.  The proposal to ratify the appointment of Abraxas’ independent registered public accounting firm must receive the affirmative vote of the holders of a majority of the total votes cast on the proposal.  Therefore, abstentions will have the same legal effect as a vote against the proposal.  Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished.

Advisory Vote on Executive Compensation.  The proposal to approve the compensation of Abraxas’ executive officers is an advisory vote and must receive the affirmative vote of the holders of a majority of the total votes cast on the proposal.  Non-votes are not considered votes cast “for” or “against” this proposal and will have no effect.

Frequency of Future Advisory Votes on Executive Compensation.  The proposal to select the frequency of future advisory votes to approve the compensation of Abraxas’ executive officers is an advisory vote and must receive the affirmative vote of the holders of a majority of the total votes cast on the proposal.  Non-votes are not considered votes cast on this proposal and will have no effect.

Voting of Proxies

Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting.  All valid, unrevoked proxies will be voted as directed.  In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us.  As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your use.

Beneficial Holder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, bank or other nominee has enclosed a proxy card for your use.

How To Vote By Proxy; Revocability of Proxies

To vote by proxy, you must mark, sign, date, and return the proxy card in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted.  Proxies may be revoked by:

●	delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

●	submitting a later-dated proxy by mail, telephone or the Internet; or

●	appearing at the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.  An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the annual meeting.

Solicitation of Proxies

Proxies will be solicited by mail.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of Abraxas.  Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses.  In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners.  Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so.  Abraxas will pay the cost of solicitation of proxies.

Important Information Regarding Delivery of Proxy Material

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders.  These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

●	the full set delivery option; or
●	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its stockholders by mail as it would have done prior to the change in the rules.  In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with its 2011 Annual Meeting of Stockholders, Abraxas has elected to use the full set delivery option.  Accordingly, you should have received Abraxas’ proxy materials by mail.  These proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual Report on Form 10-K.  Additionally, Abraxas has posted these materials at www.abraxaspetroleum.com/proxy.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website.  Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.”  The notice includes, among other matters:

●	information regarding the date and time of the annual meeting of stockholders as well as the items to be considered at the meeting;
●	information regarding the website where the proxy materials are posted; and
●	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

Abraxas May Use the Notice Only Option in the Future

Although Abraxas elected to use the full set delivery option in connection with the 2011 Annual Meeting of Stockholders, it may choose to use the notice only option in the future.  By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for costs savings as well as conservation of paper products.  Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the annual meeting.  Abraxas plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials.  This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies and conservation of paper products.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

●	Send a written request to Investor Relations, Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258, if you are a stockholder of record; or

●	Notify your broker, if you hold your shares in street name.

PROPOSAL ONE

Election of Directors

Abraxas’ Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting.   At this year’s meeting, three Class II directors are to be elected for a term of three years to hold office until the expiration of their term in 2014, or until a successor has been elected and duly qualified.  The nominees for Class II directors are C. Scott Bartlett, Jr., Ralph F. Cox and Dennis E. Logue.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed proxy card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.  In determining whether this item has received the required number of affirmative votes, abstentions will have no effect.  Non-votes are not considered votes cast “for” or “against” this proposal at the annual meeting and will have no effect on the approval to elect directors.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

Board of Directors and Executive Officers

The following table sets forth the names, ages, and positions of the executive officers and directors of Abraxas.  The term of the Class I directors expires in 2012, the term of the Class II directors expires in 2011 and the term of the Class III directors expires in 2013.

Name and Municipality of Residence	Age	Office	Class
Robert L.G. Watson San Antonio, Texas	60	Chairman of the Board, President and Chief Executive Officer	III
C. Scott Bartlett, Jr. Richmond Hill, Georgia	77	Director	II
Franklin A. Burke (1) Doyleston, Pennsylvania	77	Director	I
Harold D. Carter Dallas, Texas	72	Director	III
Ralph F. Cox Fort Worth, Texas	78	Director	II
Dennis E. Logue Enfield, New Hampshire	67	Director	II
Brian L. Melton Overland Park, Missouri	41	Director	III
Paul A. Powell, Jr. Roanoke, Virginia	65	Director	I
Edward P. Russell Stilwell, Kansas	47	Director	III
Chris E. Williford San Antonio, Texas	59	Executive Vice President, Chief Financial Officer and Treasurer	—
Lee T. Billingsley San Antonio, Texas	58	Vice President – Exploration	—
William H. Wallace Blanco, Texas	53	Vice President – Operations	—
Stephen T. Wendel San Antonio, Texas	61	Vice President – Land & Marketing and Corporate Secretary	—
Barbara M. Stuckey San Antonio, Texas	42	Vice President – Corporate Finance and Assistant Secretary	—
(1) Mr. Burke will be retiring from the Abraxas Board of Directors at the end of his term in 2012. At that time, Mr. Burke will be appointed a director emeritus of Abraxas.

Executive Officers

Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977.  Mr. Watson currently serves on the board of managers of Blue Eagle Energy, LLC, a joint venture between Abraxas and Rock Oil Company, LLC, to develop the Eagle Ford Shale play in South Texas. From January 2003 to July 2009, Mr. Watson served as Chairman of the Board, Chief Executive Officer and director of Grey Wolf Exploration Inc., which we refer to as Grey Wolf, an oil and gas exploration and production company and which was, until February 2005, a wholly-owned subsidiary of Abraxas.  From May 1996 to January 2003, Mr. Watson served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas, which we refer to as Old Grey Wolf, the capital stock of which was sold by Abraxas in January 2003.  From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas Petroleum Limited, which we refer to as Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003.  Prior to forming Abraxas, Mr. Watson held petroleum engineering positions with Tesoro Petroleum Corporation and DeGolyer and MacNaughton.  Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993 and as Executive Vice President and a director of Abraxas in May 1993.  Mr. Williford resigned as a director of Abraxas in December 1999.  From November 1996 to January 2003, Mr. Williford was Vice President and Assistant Secretary of Canadian Abraxas and Vice President of Old Grey Wolf.  Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation and President of Clark Resources Corp.  Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburg State University in 1973.

Lee T. Billingsley has served as Vice President – Exploration since 1998.  Dr. Billingsley founded Sandia Oil & Gas Corp. in 1983 and served as its President until Sandia merged into Abraxas in 1998.  Prior to forming Sandia, Dr. Billingsley worked for Tenneco Oil Company and American Quasar Petroleum.  Dr. Billingsley served as President of the American Association of Petroleum Geologists (AAPG) for the 2006-2007 term. Dr. Billingsley holds three degrees in Geology, Bachelor of Science and Doctorate from Texas A&M University and Master of Science from Colorado School of Mines.

William H. Wallace has served as Vice President – Operations since 2000.  Mr. Wallace served as Abraxas’ Superintendent/Senior Operations Engineer, from 1995 to 2000.  Prior to joining Abraxas, Mr. Wallace worked for Dorchester Gas Producing Company and Parker and Parsley.  Mr. Wallace received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1981.

Stephen T. Wendel has served as Vice President - Land and Marketing since 1990 and as Corporate Secretary since 1988.  Mr. Wendel served as Abraxas’ Manager of Joint Interests and Natural Gas Contracts, from 1982 to 1990.  Prior to joining Abraxas, Mr. Wendel held accounting, auditing and marketing positions with Tenneco Oil Company and Tesoro Petroleum Corporation.  Mr. Wendel also serves as a director of the Corporation Board and the Development Board of Texas Lutheran University.  Mr. Wendel received a Bachelor of Business Administration degree in Accounting from Texas Lutheran University in 1971.

Barbara M. Stuckey has served as Vice President – Corporate Finance and Assistant Secretary since 2007.  Ms. Stuckey joined Abraxas in 1997 and has held positions in investor relations, corporate finance, land and marketing.  Prior to joining Abraxas, Ms. Stuckey was a paralegal and a flight instructor.  Ms. Stuckey received a Bachelor of Arts degree from the University of Texas at San Antonio in 1991 and a Master of Business Administration degree from the Bordeaux Business School in 2004.

Director Nominees

C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 50 years of commercial banking experience, the most recent being with National Westminster Bank USA (prior to being acquired by Bank of America), ultimately serving as Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee.  Mr. Bartlett previously served as a director of NVR, Inc., a publicly-traded, nationwide home builder, from 1993 to 2009, and where he also served on the audit committee for 15 years.  Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

Ralph F. Cox, a director of Abraxas since December 1999, has over 50 years of oil and gas industry experience, over 30 of which was with Atlantic Richfield Company (ARCO).  Mr. Cox retired from ARCO in 1985 after serving as Vice Chairman.  Mr. Cox then joined Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer.  Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business.  Mr. Cox currently serves on the board of CH2M Hill Companies, an engineering and construction firm, and as a trustee for Fidelity Mutual Funds.  Mr. Cox also serves as a director of Validus International, a company specializing in oil field drilling tools, and as a director of E-T Energy Ltd., a Canadian oil sands extraction company.  Mr. Cox previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., as a director of World GTL Inc., a gas-to-liquids production facility, and as an advisory director of Impact Petroleum, an oil and gas exploration and production company.  Mr. Cox received Bachelor of Science degrees in Petroleum Engineering and Mechanical Engineering from Texas A&M University in 1954 and completed advanced studies at Emory University.

Dennis E. Logue, a director of Abraxas since April 2003, has served as Chairman of the Board of Directors of Ledyard Financial Group, the holding company for Ledyard National Bank, since August 2005.  Mr. Logue served as Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma from 2001 through September 2005.  Prior to joining Price College, Mr. Logue was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974.  Mr. Logue has served as a director of Waddell & Reed Financial, Inc., a publicly-traded, national financial services organization, since 2002 and Duckwall-ALCO Stores, Inc., a publicly-traded, general merchandise retailer serving smaller, hometown communities, since 2005.  Mr. Logue also serves on the board of Hypertherm, a privately-owned company specializing in plasma cutting tools and technology, and as a Trustee for the Montshire Museum of Science and Crossroads Academy.  Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

Directors with Terms Expiring in 2012 and 2013

Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Chief Executive Officer of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, as President of Venture Securities Corporation, since 1971, and as President, Director of Research and Portfolio Management of BLB&B Advisors, LLC, since 2006.  Mr. Burke also serves as Trustee and Treasurer of The Williamson Free School of Mechanical Trades.  Mr. Burke currently serves as a director of Starkey Chemical Process Company and as a director and President of Omega Institute, an allied health post-secondary school.  Mr. Burke received a Bachelor of Science degree in Business Administration from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

Harold D. Carter, a director of Abraxas since October 2003, has over 40 years of oil and gas industry experience and has been an independent consultant since 1990.  Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA).  Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989.  Mr. Carter has served as a director of Brigham Exploration Company, a publicly-traded oil and gas company, since 1998 and Longview Energy Company, a privately-owned oil and gas exploration and production company, since 1999.  Mr. Carter also serves as Vice Chairman of the Board of Trustees for the Texas Scottish Rite Hospital for Children.  Mr. Carter previously served as a director of Abraxas from 1996 to 1999 and as an advisory director from 1999 to October 2003, and as a director of Energy Partners. Ltd, a publicly-traded oil and gas exploration and production company, from 2000 to 2009. Mr. Carter received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and completed the Program for Management Development at the Harvard University Business School.

Brian L. Melton, a director of Abraxas since October 2009, has served as Vice President of Corporate Strategy of Inergy, L.P. (NYSE:NRGY), a publicly-traded master limited partnership that specializes in retail propane distribution and midstream natural gas and natural gas liquids storage facilities, since September 2008. Prior to joining Inergy, Mr. Melton was a Director in the Energy Corporate Investment Banking groups of Wachovia Securities and A.G. Edwards, prior to its merger with Wachovia in October of 2007.  Mr. Melton joined A.G. Edwards in July 2000 and was a senior member of the energy corporate finance team. From November 1995 until July 2000, Mr. Melton served as Director of Finance & Corporate Planning with TransMontaigne Inc., a downstream refined products supply, transportation and logistics company.  Mr. Melton previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P.  Mr. Melton received a Bachelor of Science degree in Management and a Master of Business Administration degree from Arkansas State University.

Paul A. Powell, Jr., a director of Abraxas since August 2005, has served as Vice President and director of Mechanical Development Co., Inc. a maker of precision production machine parts, since 1984.  Mr. Powell is a managing partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners and Burnett Partners.  Mr. Powell is also manager of Westpoint (2002) LLC, Westpoint (2002) General Limited Partnership and WMP Properties LLC, and co-manager of Emisshield, LLC.  Mr. Powell currently serves on the board of trustees of Emory & Henry College and as trustee for numerous charitable trusts.  Mr. Powell previously served as a director of Abraxas from 1987 to 1999 and as an advisory director from 1999 to August 2005, in addition to previously serving on the board of the Blue Ridge Mountain Council and Boy Scouts of America.  Mr. Powell attended Emory & Henry College and graduated from National Business College with a degree in Accounting.

Edward P. Russell, a director of Abraxas since October 2009, has served as President of Tortoise Capital Resources Corp. since April 2007. Prior to joining Tortoise Capital Advisors, Mr. Russell was a Managing Director at Stifel, Nicolaus & Company, Inc. where he headed the Energy and Power group. Prior to Stifel, Mr. Russell served more than 15 years as an investment banker at Pauli & Company, Inc. and Arch Capital, LLC. Mr. Russell also serves as a director of VantaCore Partners, a private partnership specializing in aggregates. Mr. Russell previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., and Quest Midstream Partners, L.P., a privately-owned partnership.

Robert L.G. Watson, Abraxas’ Chairman of the Board, President and Chief Executive Officer, is a Class III director with a term expiring in 2013.

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company.  The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Nominating and Corporate Governance Committee identifies candidates for election to the Board of Directors and reviews their skills, characteristics and experience, and recommends nominees for director to the Board for approval.

The Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in the oil and gas industry and complex business and financial dealings.  Each of the nominees for election as a director at the annual meeting and each of the Company’s current directors holds or has held senior executive positions in either the oil and gas industry or in the financial / banking community.  In these positions, we believe that each nominee and current director has gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.  Many of our directors also have experience serving on boards and board committees of other public companies, as well as charitable organizations and private companies.  The Nominating and Corporate Governance Committee also believes that each nominee and current director has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

With respect to each of our current directors and director nominees, their biographies beginning on page 6 detail their individual experience in the oil and gas industry and/or in the financial / banking community together with their past and current board positions.  Messrs. Carter and Cox have strong backgrounds in the oil and gas industry and Messrs. Bartlett, Burke, Logue and Powell have strong backgrounds in the financial / banking community.  Messrs. Melton and Russell have strong backgrounds in both the oil and gas industry and the financial / banking community.

Meeting Attendance

During the fiscal year ended December 31, 2010, the Board of Directors held four meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting.  The Nominating and Corporate Governance Committee did not meet in 2010; however, it did meet in March 2011.  During 2010, each director attended at least 75% of all Board and applicable Committee meetings.  During 2010, Abraxas’ directors, other than Mr. Watson, received compensation for service to Abraxas as a director.  See “Executive Compensation—Compensation of Directors.”  The directors also received reimbursement of travel expenses to attend board and committee meetings.  Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of the Board of Directors.  At Abraxas’ 2010 Annual Meeting, all members of the Board were present.

Committees of the Board of Directors

Abraxas has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consists of Messrs. Bartlett (Chairman), Burke, Melton and Powell.  The Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert.  The Audit Committee Report, which begins on page 37, more fully describes the activities and responsibilities of the Audit Committee.  At each meeting, which is attended by Mr. Williford, BDO USA, LLP and the Audit Committee meet in executive session.

The Compensation Committee consists of Messrs. Cox (Chairman), Carter and Logue.  The Compensation Committee’s role is to establish and oversee Abraxas’ compensation and benefit plans and policies, administer its stock option plans, and to annually review and approve all compensation decisions relating to Abraxas’ executive officers.  The Compensation Discussion & Analysis, which begins on page 16, more fully describes the activities and responsibilities of the Compensation Committee.  The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval.  The agenda for meetings of the Compensation Committee is determined by its Chairman and the meetings are regularly attended by Mr. Watson.  At each meeting, the Compensation Committee also meets in executive session.  Mr. Cox reports the committee’s recommendations on executive compensation to the Board.  The Company’s personnel support the Compensation Committee in its duties and, along with Mr. Watson, may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation.  The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.  For more information on the Compensation Committee’s processes and procedures, please see “Executive Compensation – Compensation Discussion and Analysis – Our Compensation Committee” and – “Elements of Executive Compensation.”

The Nominating and Corporate Governance Committee consists of Messrs. Cox, Logue (Chairman) and Powell.  The primary function of the Nominating and Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas and to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for the election at the annual meeting of stockholders or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.abraxaspetroleum.com.

Director Independence

The Board of Directors has determined that each of the following members of the Board of Directors is independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act:  C. Scott Bartlett, Jr., Franklin A. Burke, Harold D. Carter, Ralph F. Cox, Brian L. Melton, Dennis E. Logue, Paul A. Powell, Jr. and Edward P. Russell.  All of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Board of Directors periodically conducts a self-evaluation on key Board and committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Board Leadership Structure

The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with Abraxas’ business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board believes this provides an efficient and effective leadership model for Abraxas.  The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  To assure effective independent oversight, the Board has adopted a number of governance practices, including:

●	A strong, independent director role;

●	Regular executive sessions of the independent directors; and

●	Annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

In addition, in 2006, the Board appointed Mr. Cox as lead independent director to provide the Board with additional independent oversight.  Mr. Cox leads the regularly held executive sessions.  The Board believes that the combined role of Chairman and Chief Executive Officer is in the best interest of Abraxas stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board reviews quarterly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements to ensure that the compensation programs do not encourage excessive risk-taking.  The Audit Committee oversees management of financial risks.  The Nominating and Corporate Governance Committee manages the risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Board of Directors, together with the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee, coordinate with each other to provide company-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, liquidity, compliance and operational risks.  While the Company has not developed a company-wide risk statement, the Board of Directors believes a well-balanced operational risk profile with heavier weighting towards exploitation projects as opposed to exploratory projects together with a relatively conservative approach to managing liquidity, debt levels, and commodity price and interest rate risk contribute to an effective oversight of the Company’s risks.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management.  Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of Abraxas.

Compensation Committee Interlocks and Insider Participation

Messrs. Cox, Carter and Logue served on the Compensation Committee during 2010.  No member of the Compensation Committee was at any time during 2010 or at any other time an officer or employee of Abraxas, and no member had any relationship with Abraxas requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.  Messrs. Cox, Melton and Russell were also directors of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., prior to its merger with and into a wholly-owned subsidiary of Abraxas in October 2009.  No executive officer of Abraxas has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2010.

Code of Ethics

In April 2004, the Board of Directors unanimously approved Abraxas’ Code of Ethics.  This Code is a statement of Abraxas’ high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on Abraxas’ website at www.abraxaspetroleum.com.  Additionally, should there be any changes to, or waivers from, Abraxas’ Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with the Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to the Board of Directors, c/o Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward any communications received to the members of the Board.

Nominations

The Nominating and Corporate Governance Committee is responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board.  All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Corporate Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  The Nominating and Corporate Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business.  As part of this process, the Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders.  Stockholders wishing to make such a recommendation may do so by sending the required information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary at the address listed above.  Any such nomination must comply with the advance notice provisions and provide all of the information required by Abraxas’ Amended and Restated Bylaws.  These provisions and required information are summarized under “Stockholder Proposals for 2012 Abraxas Annual Meeting” beginning on page 41 of this proxy statement.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the 2011 Annual Meeting.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,

DIRECTORS, NOMINEES AND OFFICERS

Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 15, 2011, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table.  Abraxas’ Board has adopted stock ownership guidelines.  Please read “Executive Compensation – Stock Ownership Guidelines.”  None of the shares listed below have been pledged as security.

Name of Beneficial Owner	Number of Shares (1)	Percentage (%)
Robert L.G. Watson	1,646,310 (2)	1.8%
Chris E. Williford	435,191 (3)	*
Lee T. Billingsley	378,512 (4)	*
William H. Wallace	287,405 (5)	*
Stephen T. Wendel	390,147 (6)	*
Barbara M. Stuckey	266,470 (7)	*
C. Scott Bartlett, Jr.	151,923 (8)	*
Franklin A. Burke	4,625,638 (9)	5.0%
Harold D. Carter	223,124 (10)	*
Ralph F. Cox	456,949 (11)	*
Dennis E. Logue	179,949 (12)	*
Brian L. Melton	49,014 (13)	*
Paul A. Powell, Jr.	214,328 (14)	*
Edward P. Russell	32,014 (15)	*
Lehman Brothers MLP Opportunity Fund	5,451,426 (16)	6.0%
Third Point LLC	4,801,054 (17)	5.2%
All Officers and Directors as a Group (14 persons)	9,336,974 (2)(3)(4)(5)(6) (7)(8)(9)(10)(11) (12)(13)(14)(15)	10.2%
__________________

*	Less than 1%

(1)	Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2)
Includes 163,713 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the “1994 LTIP”), 283,156 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Employee Plan”) and 32,810 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L.G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson’s brothers and the beneficiaries of which are Mr. Watson’s children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.

(3)
Includes 63,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 168,160 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 20,522 shares in a retirement account.

(4)
Includes 37,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 119,143 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 28,213 shares in a retirement account.

(5)
Includes 52,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 120,925 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 7,680 shares in a retirement account.

(6)
Includes 17,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 118,233 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 95,112 shares in a retirement account.

(7)	Includes 122,266 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 18,578 shares in a retirement account.

(8)
Includes 62,500 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Non-Employee Director Long-Term Equity Incentive Plan (the “2005 Directors Plan”) and 26,000 shares in a retirement account.

(9)
Includes 45,000 shares issuable upon exercise of certain option agreements, 85,000 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan, 191,330 shares in a retirement account, 2,488,195 shares owned by Venture Securities Corporation Profit Sharing Trust Plan (voluntary), Venture Securities Corporation Profit Sharing Plan Trust (designated) and Venture Securities Corporation Pension Plan Trust over which Mr. Burke has shared discretion to dispose of, direct the disposition of, vote, and direct the voting of such shares for the benefit of the beneficiary of the trust, 16,500 shares in various trust and guardianship accounts, of which Mr. Burke is a trustee or guardian, 24,222 shares in the Pleasantville Church Foundation, of which Mr. Burke is a director, and 1,399,592 shares managed by BLB&B Advisors, LLC, of which Mr. Burke is the sole owner, on behalf of third parties.  Mr. Burke does not have any voting rights with regard to the shares managed by BLB&B Advisors, LLC.

(10)
Includes 45,000 shares issuable upon exercise of certain option agreements, 85,000 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan, 7,577 shares in a family trust and 40,598 shares in a retirement account.

(11)	Includes 85,000 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan.

(12)	Includes 58,000 shares issuable upon exercise of certain option agreements and 85,000 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan.

(13)	Includes 28,750 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan.

(14)
Includes 45,000 shares issuable upon exercise of certain option agreements, 85,000 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan and 27,277 shares in various entities managed by Mr. Powell.

(15)	Includes 28,750 shares issuable upon exercise of options granted pursuant to the 2005 Directors Plan.

(16)
The Board of Directors of Lehman Brothers Holding Inc., whose members may change from time to time, has voting and investment control over the shares held by Lehman Brothers MLP Opportunity Fund L.P. The members of the Board of Directors of Lehman Brothers Holdings Inc. disclaim beneficial ownership of all of such units. The address of Lehman Brothers MLP Opportunity Fund L.P. is 1271 Avenue of the Americas, 38th Floor, New York, NY 10020.  Lehman Brothers MLP Opportunity Fund L.P.’s general partner is an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc.

(17)
Third Point LLC, and Daniel S. Loeb, in his capacity as the CEO of Third Point LLC, have voting and investment control over the shares held by Third Point Partners LP and Third Point Partners Qualified LP. Third Point LLC is the investment advisor for Third Point Partners LP and Third Point Partners Qualified LP. The address of Third Point LLC is 390 Park Avenue, 18th Floor, New York, NY 10022.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of Abraxas’ equity compensation plans through December 31, 2010.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,627,450	$ 2.25	1,623,002
Equity compensation plans not approved by security holders	193,000	$ 1.67	—

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Abraxas’ directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and The NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of Abraxas common stock.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.  Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that during 2010, all of its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our executive officers through a combination of base salary, annual incentive bonuses and long-term equity based awards.  The compensation is designed to be competitive with those of a peer group which we have selected for comparative purposes and to align the interests of our executive officers with the interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer and the other executive officers named in the Summary Compensation Table below, to whom we refer to as the named executive officers.  The Committee's membership is determined by the Board of Directors and is composed of three independent directors.  The Committee, in its sole discretion, has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate.  The Committee did not delegate any of its responsibilities during 2010.

The Committee periodically approves and adopts, or makes recommendations to the Board, for Abraxas’ executive compensation decisions.  In the first quarter of each year, Mr. Watson, the Chief Executive Officer, submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself.  For more information on our Compensation Committee, please refer to the discussion under “Proposal One—Election of Directors—Committees of the Board of Directors.”

The Committee reviews all components of compensation for our executive officers, including base salary, annual incentive bonuses, long-term equity based awards, the dollar value to the executive and cost to Abraxas of all benefits and all severance and change in control arrangements.  Based on this review, the Compensation Committee has determined that the compensation paid to our executive officers reflects our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of Abraxas’ annual and long-term compensation plans is to align the interests of our executive officers with those of Abraxas’ stockholders.  Key elements of this philosophy are:

●	Establishing compensation plans that deliver base salaries which are competitive with companies in our industry, within Abraxas’ budgetary constraints and commensurate with Abraxas’ salary structure.

●	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value, as adjusted for changes in oil and gas prices.

●	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The compensation currently paid to Abraxas’ executive officers consists of three core elements: base salary, annual bonuses under a performance-based, non-equity incentive plan and long-term equity based awards granted pursuant to our 2005 Employee Long-Term Equity Incentive Plan, which we refer to as the 2005 Employee Plan, plus other employee benefits generally available to all employees of Abraxas.

We believe these elements support our underlying philosophy of aligning the interests of our executive officers with those of Abraxas’ stockholders by providing the executive officers a competitive salary, an opportunity for annual bonuses, and equity-based incentives to ensure motivation over the long-term.  We view the three core elements of compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure and seniority of each executive officer in making compensation decisions.  Abraxas’ Board has adopted stock ownership guidelines.  Please read “Stock Ownership Guidelines” for more information.

Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans and no benefits are provided to Abraxas’ executive officers that are not otherwise available to all employees of Abraxas, and no benefits are valued in excess of  $10,000 per employee per year.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  In determining base salaries for the executive officers of Abraxas, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  In addition, we take into consideration the responsibilities of each executive officer and determine compensation appropriate for the positions held and expectations of services rendered during the year.  We compare the salary structure of Abraxas to a group of exploration and production companies included in the William M. Mercer 2010 Energy Compensation Survey, which we refer to as the Mercer Energy Survey.  We use the Mercer Energy Survey as a market check to ensure that we are paying competitive base salaries.

Abraxas’ salary range is set by reference to the salaries paid by other companies in our industry considering the responsibilities and expectations of each executive officer while remaining within Abraxas’ budgetary constraints.  We utilize salary information from other companies in our industry to compare Abraxas’ salary structure with those other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower or approximately the same as those in our industry.  We believe that the base salary levels for our executive officers are consistent with the practices of companies in our industry and increases in base salary levels from time to time are designed to reflect competitive practices in the industry, individual performance and the officer’s contribution to our overall business goals.  Individual performance and contribution to the overall business goals of Abraxas are subjective measures and evaluated by Mr. Watson and the Compensation Committee and, with respect to Mr. Watson, only the Compensation Committee.

The base salaries paid to our named executive officers in 2010 are set forth below in the Summary Compensation Table.  For 2010, base salaries, paid as cash compensation, were $1,189,875 with Mr. Watson receiving $360,500.  We believe that the base salaries paid achieved our objectives.

Annual Bonuses.  Abraxas’ current bonus plan was adopted by our Board of Directors in 2003, and later amended to include all of our executive officers.  The purpose of the bonus plan is to create financial incentives for our executive officers that are tied directly to increases in Net Asset Value, or NAV, per share of Abraxas common stock.  We chose NAV as the foundation of the bonus plan because we believe that NAV equates to the value of Abraxas’ oil and gas reserve base, giving risked credit for non-proven reserves, and adjusted for other assets and liabilities, including long-term debt.  We believe that NAV is a better indicator of the health of Abraxas than its stock price, as the success of finding oil and gas is directly reflected in our NAV, while our stock price can be influenced by a number of factors outside the control of the executive officers of Abraxas.  In addition, many exploration and production analysts use NAV per share comparisons to establish price targets for the companies they follow.  Under the bonus plan, NAV is calculated at each year-end after receipt of the reserve report from our independent petroleum engineering firm and the audited financials, subject to certain adjustments, as follows:

Net Asset Value Calculation:
+ + + + ± −	PV-10 Proved Reserves PV-10 Probable Reserves Property & Equipment Acreage Other Assets Net Working Capital Debt
=	Net Asset Value (“NAV”)
÷	Shares Outstanding
=	NAV per share

The proved and probable reserves are estimated at year-end by our independent petroleum engineering firm of DeGolyer and MacNaughton in accordance with guidelines published by the Society of Petroleum Engineers, and all other items in the NAV calculation are derived from our year-end audited financials.  PV-10 is the estimated present value of the future net revenues from our oil and gas reserves before income taxes, discounted using a 10% discount rate.  PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows.  Due to our net loss carry-forwards and the tax basis of our properties, there is no impact of income taxes on our PV-10 calculation.  As a result, there is no difference between the standardized measure of our oil and gas reserves, which is a GAAP financial measure, and the PV-10 of our oil and gas reserves.

The annual bonuses are calculated by the percentage increase in the current year-end NAV per share over the previous year-end NAV per share up to the first 10%; after 10% has been achieved, all excess percentage increases are doubled, with a maximum award for any one-year of 70% of the executive officer’s base annual salary.  For example, if the percentage increase in NAV for a given year was 15%, the calculated bonus would be equal to 20% of the executive officer’s annual base salary.  In order to compare NAV year-over-year, the current year-end PV-10 for proved and probable reserves are calculated with commodity prices used in the previous year-end PV-10 calculations.  Then, for the ensuing year, the PV-10 for proved and probable reserves are calculated with current commodity prices to establish the NAV per share at the beginning of a given year, thus the difference between the calculated NAV per share at the end of a given year and the calculated NAV per share at the beginning of the following year.

In the first quarter of each year, the NAV per share for the prior year-end is calculated after reserves are estimated and audited financial statements are available.  Mr. Watson then submits the annual bonus calculation to the Compensation Committee for review and discussion.

At the beginning of 2010, the calculated NAV per share was $0.57 utilizing commodity prices as of December 31, 2009 and the calculated NAV per share at the end of 2010 (utilizing commodity prices as of December 31, 2009) was $0.63, an 11% increase.  As a result, the Compensation Committee recommended annual bonus awards for our executive officers, and the board approved these annual bonus awards at its meeting on March 15, 2011.  The following table details the 2010 bonus earned by our named executive officers:

Name	Base Salary (1)	Bonus Award Achieved (Percentage of Salary) (2)	Maximum Award (Percentage of Salary)	Annual Bonus Awarded Under the Annual Bonus Plan
Robert L.G. Watson	$364,000	12.6%	70%	$45,864
Chris E. Williford	222,500	12.6%	70%	28,035
Lee T. Billingsley	207,000	12.6%	70%	26,082
William H. Wallace	207,000	12.6%	70%	26,082
Barbara M. Stuckey	207,000	12.6%	70%	26,082
__________________

(1)	Base annual salaries in effect at the end of the year.

(2)	11% increase in NAV: 1% for the first 10%, then 2% for each percent increase (10 + (1.3 x 2)) = 12.6%.

The awards are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns and in the Summary Compensation Table as earned in the “Non-Equity Incentive Plan Compensation” column.

The Compensation Committee has the discretion to defer all or any part of any bonus to future years, to pay all or any portion of any bonus, or deferred bonus, in shares of Abraxas common stock and has the discretion to pay bonuses even if no bonus would be payable under the bonus plan, and further has the discretion not to pay bonuses even if a bonus was earned under the bonus plan.  In the past, the Committee has elected to pay a portion of the annual bonus in shares of Abraxas common stock and may continue to do so in the future.  The Committee reviews the cash position of the Company and the amount of the annual bonus when making such determinations.  The Compensation Committee also has the discretion to pay bonuses outside of this plan.

Long-Term Equity Incentives.  Our executive officers are eligible to receive long-term equity incentives under our 2005 Employee Plan.

In determining whether to grant long-term incentive awards, such awards will be substantially contingent upon the conclusion of Mr. Watson and the Board of Directors (and only the Board of Directors, with respect to awards made to Mr. Watson) as to whether individual and management's collective efforts have produced attractive long-term returns to Abraxas stockholders by increasing the market price of our common stock over time.  In determining whether to grant long-term incentive awards, we anticipate that neither Mr. Watson nor the Board of Directors will have specific numerical targets, but rather will make a subjective determination based upon the state of the oil and gas exploration and production industry and other general economic factors at the time of their evaluation.

In the first quarter of each year, Mr. Watson submits his recommendations for long-term equity incentive awards to the Compensation Committee based upon his subjective evaluation of the individual performance of each executive officer, except himself.  Mr. Watson also factors in the quantity and value of the long-term incentives that each executive officer has been previously awarded.  The Compensation Committee reviews and discusses Mr. Watson’s recommendations and makes final determinations as to such awards.  For awards made to Mr. Watson, the Compensation Committee subjectively evaluates Mr. Watson’s performance and, in their sole authority, determines, how many, if any, long-term equity incentive awards to grant to Mr. Watson.  The Compensation Committee also considers the quantity and value of the long-term equity incentive awards previously granted to Mr. Watson when considering making awards to him.  In determining whether to grant long-term equity incentive awards, we seek to ensure that the total compensation package, including cash compensation, is comparable to other companies in our industry, yet such awards are substantially contingent upon the conclusion of Mr. Watson and the Compensation Committee, as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders.  We also consider past grants to each executive officer and the level to which such past grants are (or are not) “in-the-money.”

Abraxas has historically granted long-term equity incentives after Mr. Watson presents his recommendations to the Compensation Committee in the first quarter; however, we have not granted long-term equity incentives every year and we have awarded long-term equity incentive awards at other times during the year, principally in the event of a new hire, substantial promotion or significant event, such as the completion of a financing transaction or an accretive acquisition.  We believe that such events warrant the granting of awards outside the normal course of business as these events are significant to the future success of Abraxas.  We do not time award grants in coordination with the release of material non-public information.

2005 Employee Plan.  Abraxas’ 2005 Employee Plan, which was approved by our stockholders at the 2006 annual meeting and amended by our stockholders at the 2008 annual meeting and at a special meeting held on October 5, 2009, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our executive officers, as well as to all employees of Abraxas. We use equity incentives as a form of long-term compensation because it provides our executive officers an opportunity to acquire an equity interest in Abraxas and further aligns their interest with those of our stockholders.  Options grants generally have a term of 10 years and vest in equal increments over four years.  Restricted stock grants vest in accordance with each individual grant agreement.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of Abraxas, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in Abraxas.  All grants are made with an exercise price of no less than 100% of the fair market value on the date of such grant.

A total of 5,200,000 shares of Abraxas common stock have been reserved under the 2005 Employee Plan, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one employee is 500,000 shares of Abraxas common stock.  If options, as opposed to restricted stock, are awarded, the exercise price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas.  Under this circumstance, the exercise price shall be no less than 110% of the fair market value on the date of the award.  Option terms and vesting schedules are at the discretion of the Compensation Committee.

Employment Contracts, Change in Control Arrangements and Certain Other Matters.  We provide the opportunity for our executive officers to be protected under the severance and change in control provisions contained in their employment agreements.  We believe that these provisions help us to attract and retain an appropriate caliber of talent for these positions.  Our severance and change in control provisions for the executive officers are summarized in “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.  We believe that our severance and change in control provisions are consistent with the programs and levels of severance and post employment compensation of other companies in our industry and believe that these arrangements are reasonable.

Other Employee Benefits.  Abraxas’ executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  In addition to employee group life insurance, Abraxas has a key-man life insurance policy on Mr. Watson.  Abraxas’ executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees.  In 2008, Abraxas adopted the safe harbor provision for its 401(k) plan which requires Abraxas to contribute a fixed match to each participating employee’s contributions to the plan.  The fixed match is set at the rate of dollar for dollar for the first 1% of eligible pay contributed, then 50 cents on the dollar for each additional percentage point of eligible pay contributed, up to 5%.  The fixed match is contributed in the form of Abraxas common stock.  An employee’s eligible pay with respect to calculating the fixed match is limited by IRS regulations. In addition, the Board of Directors, at its sole discretion, may authorize Abraxas to make additional contributions to each participating employee’s plan.  The employee contribution limit for 2010 was $16,500 for employees under the age of 50 and $22,000 for employees 50 years of age or older.  The Board of Directors has also suggested a cap on the amount (or percentage) of Abraxas common stock that each employee should own in their individual 401(k) account to encourage diversification.  The maximum suggested percentage has been set at 20% and each employee is encouraged to reduce their ownership of Abraxas common stock in their 401(k) account in the event such employee is over the suggested limit.

2011 Compensation Decisions

Base Salaries.  In general, base salaries for 2011 increased approximately 5% from 2010 for our named executive officers to provide for merit increases and to adjust for increases in the cost of living.

Long-Term Equity Incentives.  On March 15, 2011, Abraxas’ Board of Directors awarded 510,000 options and 35,000 shares of restricted stock to employees of Abraxas, of which 180,000 options and 9,749 shares of restricted stock were awarded to our named executive officers.

Assessment of Compensation Policies and Practices

During 2009 and early 2010, the Company and the Compensation Committee conducted an in-depth risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies.  The Company and the Committee concluded that our compensation program does not motivate imprudent risk taking.  In this regard, the Committee believes that:

●	The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

●	The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

●
The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the Company’s stock ownership guidelines for executive officers;

●
The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

●	The Board’s high level of involvement in approving material investments and capital expenditures helps avoid imprudent risk taking.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business and the Company concluded that it has a balanced pay and performance program and that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.  In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect.  We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Non-Qualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. We believe we are in compliance with the statutory provisions which were effective January 1, 2005 and the regulations which became effective on January 1, 2009.

Accounting for Stock-Based Compensation.  On October 1, 2005 we began accounting for stock-based compensation in accordance with the requirements of FASB ASC Topic 718 for all of our stock-based compensation plans.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 16, 2011 for a discussion of all assumptions made in the calculation of this amount.

Policy on Recovery of Compensation.  Our chief executive officer and chief financial officer are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Abraxas has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee.

Ralph F. Cox, Chairman

Harold D. Carter

Dennis E. Logue

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of compensation paid to each of our named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Robert L.G. Watson President, Chief Executive Officer and Chairman of the Board	2010	360,500	14,000	—	137,485	45,864	8,575	566,424
	2009	350,000	13,462	105,824	429,048	—	12,250	910,584
	2008	348,250	13,462	8,638	—	—	10,250	380,600
Chris E. Williford Executive Vice President, Chief Financial Officer and Treasurer	2010	220,375	8,558	—	91,656	28,035	8,013	356,637
	2009	214,000	8,231	52,692	120,549	—	7,490	402,962
	2008	212,750	8,231	3,162	—	—	7,245	231,388
Lee T. Billingsley Vice President — Exploration	2010	205,000	7,962	—	91,656	26,082	7,454	338,154
	2009	199,000	7,654	52,839	120,549	—	6,965	387,007
	2008	198,000	7,654	3,434	—	—	10,250	219,338
William H. Wallace Vice President — Operations	2010	205,000	7,962	—	91,656	26,082	7,454	338,154
	2009	199,000	7,654	52,839	120,549	—	6,965	387,007
	2008	198,000	7,654	12,450	—	—	10,250	228,354
Barbara M. Stuckey Vice President – Corporate Finance	2010	199,000	7,962	—	91,656	26,082	7,244	331,944
	2009	167,000	6,731	80,344	262,408	—	5,845	522,328
__________________

(1)	The amounts in this column include any 401(k) plan account contributions made by the named executive officer.

(2)	The amounts in this column reflect a discretionary holiday bonus.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted during a given year to the named executive officer calculated in accordance with FASB ASC Topic 718.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 16, 2011 for a discussion of all assumptions made in the calculation of this amount.  Amounts for the year ended December 31, 2008 have been recomputed to facilitate year-to-year comparisons.

(4)
The amounts in this column reflect the aggregate grant date fair value of options granted during a given year to the named executive officer calculated in accordance with FASB ASC Topic 718.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 16, 2011 for a discussion of all assumptions made in the calculation of this amount.

(5)	The amounts in this column represent cash bonuses earned under the annual bonus plan.

(6)	The amounts in this column represent contributions by Abraxas to the named executive officer’s 401(k) plan account.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
Robert L.G. Watson	n/a (1)	—	45,864	254,800
	03/16/2010 (2)					90,000	2.09	137,485
Chris E. Williford	n/a (1)	—	28,035	155,750
	03/16/2010 (2)					60,000	2.09	91,656
Lee T. Billingsley	n/a (1)	—	26,082	144,900
	03/16/2010 (2)					60,000	2.09	91,656
William H. Wallace	n/a (1)	—	26,082	144,900
	03/16/2010 (2)					60,000	2.09	91,656
Barbara M. Stuckey	n/a (1)	—	26,082	144,900
	03/16/2010 (2)					60,000	2.09	91,656

__________________

(1)
Awards potentially payable under our annual bonus plan.  The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from 0 to the maximum, which equals 70% of the named executive officers base salary.  The target amount was not determinable on the date of grant; therefore, the amount set forth in the target column reflects the amount each named executive officer earned under the plan in 2010, as a representative amount.  Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Bonuses” for more information.  During 2010, our named executive officers earned an aggregate of $152,145 in bonuses under the annual bonus plan.   Please refer to column 5 of the Summary Compensation Table.

(2)	The closing price of Abraxas’ common stock on the grant date was $2.09.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards and options granted in 2010 to the named executive officer calculated in accordance with FASB ASC Topic 718.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 16, 2011 for a discussion of all assumptions made in the calculation of this amount.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information concerning outstanding equity awards at December 31, 2010 for our named executive officers.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (3)	Market Value of Shares of Stock That Have Not Vested ($) (4)
Robert L.G. Watson	30,000		0.66 (2)	03/23/2011
	30,000		4.83 (2)	03/23/2011
	6,856		0.66 (2)	09/17/2011
	6,857		2.21 (2)	09/17/2011
	90,000		0.65	11/22/2012
	100,000		4.59	09/13/2015
	31,218	10,406	3.60	08/28/2017
	31,250	93,750	0.99	03/17/2019
	66,938	200,812	1.75	10/05/2019
		90,000	2.09	03/16/2020
					50,988	233,015
Chris E. Williford	20,000		0.66	03/23/2011
	43,000		0.65	11/22/2012
	100,000		4.59	09/13/2015
	11,425	3,808	3.60	08/28/2017
	12,500	37,500	0.99	03/17/2019
	16,735	50,202	1.75	10/05/2019
		60,000	2.09	03/16/2020
					24,187	110,535
Lee T. Billingsley	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	50,000		4.59	09/13/2015
	12,408	4,135	3.60	08/28/2017
	12,500	37,500	0.99	03/17/2019
	16,735	50,202	1.75	10/05/2019
		60,000	2.09	03/16/2020
					24,504	111,983
William H. Wallace	15,000		0.66	03/23/2011
	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	50,000		4.59	09/13/2015
	14,190	4,730	3.60	08/28/2017
	12,500	37,500	0.99	03/17/2019
	16,735	50,202	1.75	10/05/2019
		60,000	2.09	03/16/2020
					31,747	145,084
Barbara M. Stuckey	25,000		4.59	09/13/2015
	5,000		6.05	02/24/2016
	7,641	2,547	3.60	08/28/2017
	12,500	37,500	0.99	03/17/2019
	44,625	133,875	1.75	10/05/2019
		60,000	2.09	03/16/2020
					34,205	156,317
__________________

(1)	Options vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)
On December 6, 2002, the Board of Directors approved a plan pursuant to which the price of each outstanding stock option granted to employees of Abraxas with an exercise price greater than $0.66 per share was reduced to $0.66 per share.  However, only one-half of Mr. Watson’s options were re-priced at $0.66. The re-pricing was approved in connection with Abraxas’ financial restructuring which was consummated in January 2003.  As part of the negotiations that Abraxas had undertaken with the beneficial holder of the largest block of Abraxas’ then outstanding second lien notes, the holder conditioned its participation in the exchange offer for the second lien notes on the re-pricing. Because the Board believed that the financial restructuring, including the exchange offer, represented the best alternative available to Abraxas to reduce its long term indebtedness and to increase its liquidity, the Board approved the re-pricing. The effectiveness of the re-pricing was conditioned upon the consummation of the financial restructuring which occurred on January 23, 2003.

(3)
In general, stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.  As each increment vests, a new award equal to the most recently vested portion is granted and vests on the 4th anniversary after the grant date.

(4)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2010 of $4.57 per share multiplied by the number of shares of stock that had not vested as of December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning exercises of stock options and other stock awards by our named executive officers during the fiscal year ended December 31, 2010.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Robert L.G. Watson	120,000	(1)	164,400	(4)	20,459	41,718	(7)
Chris E. Williford	40,000	(2)	69,200	(5)	9,975	20,130	(8)
Lee T. Billingsley	15,000	(3)	34,950	(6)	10,084	20,402	(9)
William H. Wallace	—		—		13,706	29,457	(10)
Barbara M. Stuckey	—		—		14,424	28,560	(11)
__________________

(1)	Of this amount, 34,644 shares were utilized as payment of the exercise price.

(2)	Of this amount, 11,046 shares were utilized as payment of the exercise price.

(3)	Of this amount, 3,311 shares were utilized as payment of the exercise price.

(4)
These options were exercised on May 26, 2010, of which 60,000 had an exercise price of $0.66 and 60,000 had an exercise price of $1.38.  The closing price of Abraxas’ common stock on the day prior to exercise was $2.39 per share, for a realized value of $1.73 and $1.01, respectively.

(5)
These options were exercised on May 26, 2010.  The exercise price was $0.66 and the closing price of Abraxas’ common stock on the day prior to exercise was $2.39, for a realized value of $1.73 per share.

(6)	These options were exercised on October 25, 2010. The exercise price was $0.66 and the closing price of Abraxas’ common stock on that date was $2.99, for a realized value of $2.33 per share.

(7)
Of these stock awards, 6,375 vested on January 2, 2010, 10,615 vested on January 31, 2010 and 3,469 vested on August 28, 2010 and the closing price of Abraxas’ common stock on those dates was $1.92, $1.96 and $2.50, respectively.

(8)
Of these stock awards, 2,657 vested on January 2, 2010, 6,049 vested on January 31, 2010 and 1,269 vested on August 28, 2010 and the closing price of Abraxas’ common stock on those dates was $1.92, $1.96 and $2.50, respectively.

(9)
Of these stock awards, 2,657 vested on January 2, 2010, 6,049 vested on January 31, 2010 and 1,378 vested on August 28, 2010 and the closing price of Abraxas’ common stock on those dates was $1.92, $1.96 and $2.50, respectively.

(10)
Of these stock awards, 2,657 vested on January 2, 2010, 6,049 vested on January 31, 2010 and 5,000 vested on August 28, 2010 and the closing price of Abraxas’ common stock on those dates was $1.92, $1.96 and $2.50, respectively.

(11)
Of these stock awards, 4,250 vested on January 2, 2010, 9,325 vested on January 31, 2010 and 849 vested on August 28, 2010 and the closing price of Abraxas’ common stock on those dates was $1.92, $1.96 and $2.50, respectively.

Pension Benefits

Abraxas does not sponsor any pension benefit plans and none of the named executive officers contribute to such a plan.

Non-Qualified Deferred Compensation

Abraxas does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans and none of the named executive officers contribute to any such plans.

Stock Ownership Guidelines

Abraxas’ Board has established stock ownership guidelines to strengthen the alignment of director and executive officer interests with those of our stockholders.   As of December 31, 2010, we had eight non-employee directors and six executive officers subject to the stock ownership guidelines.  Under the guidelines below, each director and officer is precluded from selling any shares of Abraxas common stock until the director or officer satisfies the ownership guidelines set forth in the following table.  Satisfaction of the ownership guidelines will fluctuate with the market value of Abraxas common stock.
Position	Stock Ownership Guidelines
Chief Executive Officer	5x annual base salary

All other Executive Officers	3x annual base salary

Non-employee Directors	3x all fees received during the prior 12-month period, including the value of common shares awarded in lieu of cash payments at the time of issuance

Abraxas’ Board has discretion to review special situations; however, non-compliance without board approval can result in the loss of future bonuses and discretionary stock-based compensation.  As of December 31, 2010, the market value of Abraxas common stock was $4.57 per share.  As an example, Mr. Watson, our chief executive officer, is required to own 398,249 shares of Abraxas common stock to meet the stock ownership guidelines at this price.  As of December 31, 2010, five officers and six directors had satisfied the minimum stock ownership guidelines.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Abraxas has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion.  Abraxas has also established the Abraxas Petroleum Corporation Severance Plan, effective December 31, 2008, for all employees that are not subject to an employment agreement.  This plan provides severance benefits in the event of a change in control and for certain other changes in conditions of employment.  The affected employees would be entitled to receive one month of base salary for each year of service with Abraxas, up to a maximum of 12 months.

The employment agreements for Messrs. Watson and Williford are scheduled to terminate on December 21, 2011, and are automatically extended for additional one-year terms unless Abraxas gives 120 days notice of its intention not to renew the employment agreement.  The employment agreements for Mr. Wallace, Dr. Billingsley and Ms. Stuckey are scheduled to terminate on December 31, 2011, and are automatically extended for an additional year if by December 1 neither Abraxas nor Mr. Wallace, Dr. Billingsley or Ms. Stuckey, as the case may be, has given notice to the contrary.

The employment agreements contain the following defined terms:

“Cause” means termination upon

(i)           the continued failure by the officer to substantially perform his duties with Abraxas (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by him for Good Reason) after a written demand for substantial performance is delivered to the officer by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

(ii)           the engaging by the officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. The officer shall not be deemed to have been terminated for Cause unless and until the officer has been delivered a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than a majority of the members of the Board who are not officers of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the officer and an opportunity for the officer, together with the officer’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the officer was guilty of conduct set forth above in clauses (i) or (ii) above and specifying the particulars thereof in detail.

“Change in Control” means the occurrence of

(i)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities,

(ii)           any person or group making a tender offer or an exchange offer for 20% or more of the combined voting power of the Company's then outstanding securities,

(iii)           at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), ceasing for any reason to constitute a majority thereof,

(iv)           the Company consolidating, merging or exchanging securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction not beneficially owning, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange not constituting a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange, or

(v)           any person or group acquiring 50% or more of the Company's assets.

“Disability” means the incapacity of the officer due to physical or mental illness which causes the officer to have been absent from the full-time performance of his duties with the Company for six consecutive months, and within 30 days after the Company gives the officer written notice of termination, the officer has not returned to the full-time performance of his duties.

“Good Reason” means, without the officer’s express written consent, any of the following:

(i)           a material adverse alteration in the nature or status of his position, duties or responsibilities,

(ii)           a reduction in his current annual base salary,

(iii)           a change in the principal place of his employment to a location more than twenty-five (25) miles from the Company’s current principal place of employment, excluding required travel on the Company's business to an extent substantially consistent with the officer’s present business travel obligations,

(iv)           the failure by the Company, without his consent, to pay to him any portion of his current compensation, or to pay to him any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due,

(v)           the failure by the Company to continue in effect any compensation plan in which he participates, or any substitute plans or the failure by the Company to continue his participation therein on the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existing,

(vi)          the failure by the Company to continue to provide him with benefits at least as favorable to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he is currently participating, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the officer of any material fringe benefit enjoyed by him, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of the Company's practice with respect to him,

(vii)         the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform his employment agreement, or

(viii)        any purported termination of his employment which is not effected pursuant to the employment agreement’s termination provisions.

“Retirement” means termination in accordance with the Company's retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement established with the officer’s consent with respect to himself.

If, during the term of the employment agreement for officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

Watson and Williford: a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of his employment agreement.

Wallace, Billingsley and Stuckey: no provisions for termination of employment because at all times during the term of each officer’s employment agreements, such officer’s employment is at will and may be terminated by Abraxas for any reason without notice or cause.  If, during the term of the employment agreement for each of Mr. Wallace, Dr. Billingsley or Ms. Stuckey or any extension thereof, a change in control occurs, then such officer will be entitled to an automatic extension of the term of the officer’s employment agreement for a period of 36 months beyond the term in effect immediately before the change in control.

If, following a change in control, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement or by such officer for Good Reason, then such terminated officer will be entitled to the following:

Watson and Williford:  a lump sum payment equal to 2.99 times his annual base salary.

Wallace, Billingsley and Stuckey:  a lump sum payment equal to three times his annual base salary.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his agreement after payment of the tax imposed by Section 280G.

In addition, unvested options that have been awarded to our named executive officers will vest upon any change in control.  As of December 31, 2010, 1,084,669 options were unvested, all of which were “in-the-money” as of December 31, 2010.

The following table provides information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2010.

Termination and Change in Control Payments Table

Name	Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($) (1)	After Change in Control Termination w/o Cause or for Good Reason ($) (2)	Voluntary Termination ($)	Death / Disability ($)	Change in Control ($) (3)
Robert L.G. Watson	Severance pay	364,000	1,088,360	—	—	364,000
	Option acceleration					1,135,209
Chris E. Williford	Severance pay	222,500	665,275	—	—	222,500
	Option acceleration					428,313
Lee T. Billingsley	Severance pay	—	621,000	—	—	621,000
	Option acceleration					428,631
William H. Wallace	Severance pay	—	621,000	—	—	621,000
	Option acceleration					429,208
Barbara M. Stuckey	Severance pay	—	621,000	—	—	621,000
	Option acceleration					663,048
__________________

(1)	These amounts reflect a lump sum payment equal to the officer’s annual base salary as of December 31, 2010.

(2)	These amounts reflect a lump sum payment equal to 2.99x (Watson and Williford) and 3.0x (Wallace, Billingsley and Stuckey) the named executive officer’s annual base salary as of December 31, 2010.

(3)
These amounts on the severance pay row reflect a 12-month extension (Watson and Williford) and a 36-month extension (Wallace, Billingsley and Stuckey) of each officer’s respective employment agreement based on the named executive officer’s annual base salary on December 31, 2010 and would be paid over the extension period.  The amounts on the option acceleration row reflect 1,084,669 “in-the-money” options at a potential value of $2.84 per share (the difference between the fair market value on December 31, 2010 and the exercise price of the options).

Compensation of Directors

All compensation paid to directors is limited to non-employee directors.  We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board.

Compensation.  Prior to April 2010, the annual retainer fee paid to each director was $20,000, $12,000 of which was paid in shares of Abraxas common stock and the remaining $8,000 was paid in cash.  The number of shares issued to each non-employee director was calculated each quarter by dividing $3,000 by the closing price of our common stock on the date of each quarterly board meeting.  In April 2010, the annual retainer fee was increased to $26,000 to be paid in four quarterly cash payments and in April 2011, the annual retainer fee was increased to $27,500 to be paid in four quarterly cash payments.

In addition, prior to April 2011, Abraxas paid each director $1,500 for each board meeting attended and $1,000 for each committee meeting attended.  The chairman of the audit committee received an additional annual fee of $10,000, the chairman of the compensation committee received an additional annual fee of $5,000 and the chairman of the governance and nominating committee received an additional annual fee of $2,000.  In April 2011, certain fees were increased and each director will be paid $1,600 for each board meeting attended and $1,100 for each committee meeting attended.  The chairman of the audit committee will receive an additional annual fee of $10,500, the chairman of the compensation committee will receive an additional annual fee of $5,300 and the chairman of the governance and nominating committee will receive an additional annual fee of $2,100.

Stock Options.  Abraxas has awarded each director stock options, depending on each director’s length of service, with exercise prices equal to the prevailing market prices at the time of issuance, ranging from $0.68 to $4.59 per share.  Prior to April 2011, each year at the first regular board meeting following the annual meeting, Abraxas awarded each director 10,000 options, in accordance with the terms of the 2005 Directors Plan.  In April 2011, the annual award was increased to 10,500 options.  The amended 2005 Directors Plan reserves 1,500,000 shares of Abraxas common stock, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one director is 100,000 shares.  The exercise price of all options awarded is no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.

Unless otherwise provided in the applicable award agreement, vested awards granted under the 2005 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

●	three months after the date the Company delivers a notice of termination of a participant's active status, other than in circumstances covered by the following three circumstances:

■	immediately upon termination for misconduct;

■	12 months after the date of death; and

■	36 months after the date on which the director ceased performing services as a result of retirement.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2010 that Abraxas paid to each director.  Abraxas does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for its directors; therefore, these columns have been omitted from the following table.  Except for reimbursement of travel expenses to attend board and committee meetings, no other or additional compensation for services were paid to any of the directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Retainer Stock Awards ($) (2)	Restricted Stock and Option Awards ($) (3)	Total ($) (4)
C. Scott Bartlett, Jr.	44,250	3,000	23,502	70,752
Franklin A. Burke	31,500	3,000	23,502	58,002
Harold D. Carter	27,000	3,000	23,502	53,502
Ralph F. Cox	32,750	3,000	23,502	59,252
Dennis E. Logue	30,500	3,000	23,502	57,002
Brian L. Melton	31,500	3,000	23,502	58,002
Paul A. Powell, Jr.	31,500	3,000	23,502	58,002
Edward P. Russell	27,500	3,000	23,502	54,002

(1)	This column represents the amounts paid in cash to each director.

(2)
This column represents the dollar value of stock awarded to each director for the retainer fee attributable to the first quarter of 2010.  On March 16, 2010, each director was awarded 1,435 vested shares of Abraxas common stock and the closing price on that date was $2.09 per share.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards and options granted in 2010 to each director calculated in accordance with FASB ASC Topic 718.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 16, 2011 for a discussion of all assumptions made in the calculation of this amount.

(4)	The dollar value in this column for each director represents the sum of all compensation reflected in the previous columns.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information concerning outstanding equity awards at December 31, 2010 for our directors.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
C. Scott Bartlett, Jr.	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	—	37,500	0.99
	10,000		2.36
Franklin A. Burke	45,000		0.68
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	12,500	37,500	0.99
	10,000		1.06
	10,000		2.36

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
Harold D. Carter	45,000		1.01
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	12,500	37,500	0.99
	10,000		1.06
	10,000		2.36
Ralph F. Cox	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	12,500	37,500	0.99
	10,000		1.06
	10,000		2.36
				12,750	58,268
Dennis E. Logue	58,000		0.68
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	12,500	37,500	0.99
	10,000		1.06
	10,000		2.36
Brian L. Melton	18,750	56,250	1.64
	10,000		2.36
				12,750	58,268
Paul A. Powell, Jr.	10,000		2.75
	45,000		4.59
	10,000		4.51
	10,000		4.32
	10,000		4.50
	12,500	37,500	0.99
	10,000		1.06
	10,000		2.36
Edward P. Russell	18,750	56,250	1.64
	10,000		2.36

_____________

(1)
The options awarded to each non-employee director at the first regular board meeting following the annual meeting vest immediately.  Other option awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)	Stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(3)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2010 of $4.57 per share multiplied by the number of shares of stock that had not vested as of December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On February 21, 2007, the Board of Directors adopted a formal written related person transaction approval policy, which sets out Abraxas’ policies and procedures for the review, approval, or ratification of “related person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which Abraxas is a participant and in which a related person has a direct or indirect interest, other than the following:

●	payment of compensation by Abraxas to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person;”

●	transactions available to all employees or all stockholders on the same terms;

●
purchases of supplies from Abraxas in the ordinary course of business at the same price and on the same terms as offered to any other purchasers, regardless of whether the transactions are required to be reported in Abraxas’ filings with the SEC; and

●	transactions which when aggregated with the amount of all other transactions between the related person and Abraxas involve less than $10,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

●	whether the terms are fair to Abraxas;

●	whether the transaction is material to Abraxas;

●	the role the related person has played in arranging the related person transaction;

●	the structure of the related person transaction; and

●	the interest of all related persons in the related person transaction.

Transactions in 2010

Abraxas did not have any related party transactions in 2010.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon Abraxas and the related person following certain procedures designated by the Audit Committee.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Abraxas Board of Directors has selected BDO USA, LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2011.  Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting.  BDO USA, LLP provided audit services to Abraxas for the year ended December 31, 2010.  A representative of BDO USA, LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

No report of BDO USA, LLP on Abraxas’ financial statements for either of Abraxas’ last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Abraxas’ financial statements for the last two fiscal years, there were no disagreements with BDO USA, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO USA, LLP, would have caused the firm to make reference to the matter in its report.  During Abraxas’ last two fiscal years, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the total votes cast is necessary to ratify the appointment of Abraxas’ independent registered public accounting firm.  The enclosed proxy card provides a means for stockholders to vote for the ratification of the selection of Abraxas’ independent registered public accounting firm, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the ratification of selection of Abraxas’ independent registered public accounting firm.  Abstentions will have the same legal effect as a vote against the proposal.  Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO USA, LLP, as Abraxas’ independent registered public accounting firm for the fiscal year ending December 31, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of Abraxas’ financial statements, Abraxas’ compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of Abraxas’ internal audit function, and risk assessment and risk management.  The Audit Committee manages Abraxas’ relationship with its independent auditors (which report directly to the Audit Committee).  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Abraxas for such advice and assistance.

Abraxas’ management is primarily responsible for Abraxas’ internal control and financial reporting process.  Abraxas’ independent auditors, BDO USA, LLP, are responsible for performing an independent audit of Abraxas’ consolidated financial statements and internal control over financial reporting, and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles.  The Audit Committee monitors Abraxas’ financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with Abraxas’ management.

2.      The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.      The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Abraxas’ Annual Report on Form 10-K for the year ended December 31, 2010, and for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

C. Scott Bartlett, Jr., Chairman
Franklin A. Burke
Paul A. Powell, Jr.
Brian L. Melton

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of Abraxas’ annual financial statements for the years ended December 31, 2010 and December 31, 2009 and the reviews of the condensed financial statements included in Abraxas’ quarterly reports on Form 10-Q for the years ended December 31, 2010 and December 31, 2009, were $453,896 and $433,181, respectively.

Audit-Related Fees.  The aggregate fees billed by BDO USA, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas’ financial statements which are not reported in “audit fees” above, for the years ended December 31, 2010 and December 31, 2009, were $0 and $31,530, respectively.  The fees in 2009 were for services provided by BDO USA, LLP related to consulting services associated with technical accounting treatment of various transactions.

Tax Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2010 and December 31, 2009, were $6,500 and $0, respectively.  The fees in 2010 were for services provided by BDO USA, LLP related to tax consulting.

All Other Fees.  The aggregate fees billed by BDO USA, LLP for other services, exclusive of the fees disclosed above relating to financial statement audit and audit-related services and tax compliance, advice or planning, for the years ended December 31, 2010 and December 31, 2009, were $0 and $146,070, respectively.  The fees in 2009 were for services provided by BDO USA, LLP related to Abraxas Energy Partners, L.P.’s registration statement, the merger of Abraxas Energy Partners, L.P. into a wholly-owned subsidiary of Abraxas and related proxy statement.

Consideration of Non-audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO USA, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all of the fees described above. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Abraxas asks that you indicate your support for our executive compensation policies and practices as described in our Compensation Discussion and Analysis, accompanying tables and related narrative contained in this proxy statement beginning on page 16.  Your vote is advisory and will not be binding on the Board of Directors; however, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects Abraxas’ underlying compensation philosophy of aligning the interests of our executive officers with those of our stockholders.  Key elements of this philosophy are:

●	Establishing compensation plans that deliver base salaries which are competitive with companies in our industry.

●	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value.

●	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The Board of Directors recommends a vote “FOR” the following resolution:

RESOLVED: That the stockholders approve, on an advisory basis, the compensation of Abraxas’ executives named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures and related material set forth in this proxy statement.

PROPOSAL FOUR

FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to determine how often to present the advisory stockholder vote to approve the compensation of our named executive officers (the “say-on-pay vote”).  We must solicit your advisory vote on whether to have the say-on-pay vote every 1, 2, or 3 years.  Stockholders may vote as to whether the say-on-pay vote should occur every 1, 2 or 3 years, or may abstain from voting on the matter.  The frequency (every 1, 2 or 3 years) that receives the highest number of votes will be deemed to be the choice of the stockholders.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices.  After taking into account various considerations described below, we believe that a triennial vote will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input.

Our executive compensation is administered by our Compensation Committee, as described in this proxy statement.  Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our proxy statement.  We believe that establishing a three-year time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and provide the Compensation Committee time to consider, engage with and respond to stockholders, in terms of expressed concerns or other feedback.  In addition, we also believe that a triennial vote is consistent with our long-term business strategy and gives the Compensation Committee sufficient time to measure long-term performance.

 Although, as an advisory vote, this proposal is not binding upon Abraxas or its Board of Directors, the Board will carefully consider the stockholder vote on this matter.

While you have the opportunity to vote for every 1, 2 or 3 years, or abstain from voting on the frequency of future say-on-pay votes, the Board of Directors recommends that you vote for a frequency of every 3 years.

STOCKHOLDER PROPOSALS FOR 2012 ABRAXAS ANNUAL MEETING

Abraxas intends to hold its next annual meeting during the second quarter of 2012, according to its normal schedule.  In order to be included in the proxy material for the 2012 Annual Meeting, Abraxas must receive eligible proposals from stockholders intended to be presented at the annual meeting on or before December 3, 2011, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2012 Annual Meeting.  To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement between February 5, 2012 and the close of business on March 6, 2012.  The written notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Abraxas’ books, and of such beneficial owner, if any, (ii) (a) the class or series and number of Abraxas shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Abraxas shares or with a value derived in whole or in part from the value of any class or series of Abraxas shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Abraxas capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Abraxas shares, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any Abraxas security, (d) any short interest in any Abraxas security (for purposes of this Section 13, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the Abraxas shares owned beneficially by such stockholder that are separated or separable from the underlying Abraxas shares, (f) any proportionate interest in Abraxas shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of Abraxas shares or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement.

To be eligible to be a nominee for election or reelection as a director of Abraxas, a person must deliver (in accordance with the time periods prescribed above for delivery of notice) to the Secretary at the principal executive offices of Abraxas a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Abraxas, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Abraxas or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of Abraxas, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Abraxas with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Abraxas, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Abraxas.  Abraxas may also require any proposed nominee to furnish such other information as may reasonably be required by Abraxas to determine the eligibility of such proposed nominee to serve as an independent director of Abraxas or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In the event that the 2012 Annual Meeting is more than 30 days from May 5, 2012 (the anniversary of the 2011 Annual Meeting), the dates for submission with the proxy materials and to be properly brought before the 2012 Annual Meeting will change according to Abraxas’ Amended and Restated Bylaws and Regulation 14A under the Exchange Act.  A copy of Abraxas’ Amended and Restated Bylaws setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of Abraxas.  If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2010.  Such written request is to be directed to Investor Relations, 18803 Meisner Drive, San Antonio, Texas 78258.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
April 1, 2011

FORM OF PROXY

FRONT

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 5, 2011

The undersigned stockholder of Abraxas Petroleum Corporation, a Nevada corporation, hereby appoints Robert L.G. Watson, Chris E. Williford and Barbara M. Stuckey, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 2011, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated April 1, 2011.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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BACK

ANNUAL MEETING OF STOCKHOLDERS OF
ABRAXAS PETROLEUM CORPORATION

MAY 5, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held May 5, 2011:
The proxy materials are available at http://www.abraxaspetroleum.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1. ELECTION OF DIRECTORS.	[ ]	[ ]	[ ]	Nominees: m C. Scott Bartlett, Jr. m Ralph F. Cox m Dennis E. Logue
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●
2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS ABRAXAS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3. TO APPROVE, BY ADVISORY VOTE, A RESOLUTION ON EXECUTIVE COMPENSATION.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
4. TO RECOMMEND, BY ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
[ ] 3 YEARS	[ ] 2 YEARS	[ ] 1 YEAR	[ ] ABSTAIN

5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3 and for three (3) years for proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space  above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
[ ]
Signature of Stockholder                                                                Date:                      Signature of Stockholder:                                                                Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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